KINGSTONE

FOR IMMEDIATE RELEASE

KINGSTONE INSURANCE COMPANY JOINS FEDERAL HOME LOAN BANK OF NEW YORK

Kingston, NY — July 25, 2017 – Kingstone Companies, Inc. (Nasdaq CM: KINS) (the "Company" or "Kingstone"), a multi-line regional property and casualty insurance holding company, today announced that the Company's wholly-owned subsidiary, Kingstone Insurance Company ("KICO") became a member of the Federal Home Loan Bank of New York ("FHLBNY").

Members have access to a variety of flexible, low cost funding through FHLBNY's credit products, enabling members to customize advances. Eligible collateral to pledge to FHLBNY including residential and commercial mortgage backed securities, along with US Treasury and Agency securities.

"We take great pride in becoming the newest member of the FHLBNY. This adds an additional means of access to liquidity, and provides flexible terms at an attractive cost," said Barry Goldstein KICO's President and CEO.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Rhode Island, Connecticut, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses in New York, New Jersey and Pennsylvania.

Forward-Looking Statement

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone's filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Amanda M. Goldstein
Investor Relations Director
(516) 960-1319